Third Quarter 2021 Earnings Presentation November 2, 2021

Westlake Chemical Third Quarter 2021 Highlights 2 Business Highlights  Westlake achieved record quarterly net income of $607 million and record EBITDA of $1.1 billion, anchored by strong margins across our product offerings and generated $755 million in operating cash flows  Record quarterly Vinyls EBITDA of $777 million  Record quarterly Olefins EBITDA of $317 million siness Highlights $607 MM $4.69 $3.6 B $1.1 B 1 (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 11 Strategic Acquisitions Acquisitions totaling $2.6 billion Westlake expands footprint, product offerings and green portfolio  In the third quarter, completed the acquisitions of LASCO Fittings, Inc. and Dimex LLC  In early October, completed the acquisition of Boral Limited's North American building products  The three acquisitions create leading market positions in the housing and repair & modeling markets driving enhanced customer satisfaction

Industry Outlook and Sustainability 3 Industry Outlook  Globally strong demand for construction materials. Robust demand in U.S. housing and repairs and remodeling activities  PVC supply/demand fundamentals remaining strong with the growth in demand higher than the limited supply increases  Consumer demand remains favorable for essential everyday packaging and healthcare products driving value in polyethylene I ustry Outlook Industry Outlook  Introducing our GreenVin, a low-carbon caustic soda that utilizes a reduced CO2 footprint by more than 30% compared to conventional caustic soda  Our newly launched PVC Oriented Pipe, referred to as “PVC-O,” allows Westlake to offer PVC pipe that uses less material while delivering the enhanced strength and capabilities of current PVC pipes  Westlake Dimex, one of the largest processors of post-industrial recycled plastic material, manufactures a variety of consumer products including lawn edging Green Products

Westlake Chemical Corporation Third Quarter 2021 Financial Highlights (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Corporate EBITDA to the applicable GAAP measures can be found on pages 11 and 12 Third Quarter 2021 vs. Second Quarter 2021 + Higher sales prices for most of our major products including caustic soda, PVC and building products + Higher earnings in our building products business driven by high prices – Impact of Hurricane Ida Third Quarter 2021 vs. Third Quarter 2020 + PVC resin margins benefited from the continued strength of residential construction + Robust strength from packaging and healthcare markets resulting in higher prices – Impact of planned maintenance outages 4 ($ in millions) 3Q 2021 2Q 2021 3Q 2021 vs. 2Q 2021 3Q 2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Sales $3,055 $2,859 7% $1,898 $8,271 $5,539 49% Operating Income $861 $720 20% $79 $1,927 $251 668% Vinyls EBITDA $777 $605 28% $209 $1,749 $623 181% Olefins EBITDA $317 $316 0% $86 $849 $244 248% Corporate EBITDA ($17) $11 - ($8) ($36) ($7) (414%) EBITDA¹ $1,077 $932 16% $287 $2,562 $860 198%

Vinyls Segment Performance 5 Third Quarter 2021 vs. Second Quarter 2021 + Higher sales prices for caustic, PVC and most of our other major products and higher integrated margins from continued tight supply/demand dynamics + Increased earnings in our building products business driven by higher prices Third Quarter 2021 vs. Third Quarter 2020 + Significantly higher sales prices and margins driven by strong demand for caustic and PVC attributable to momentum in global construction + Increased earnings in our building products business +10.3% -3.0% Vinyls Segment 3Q 2021 vs. 2Q 2021 +53.0% +0.5% Vinyls Segment 3Q 2021 vs. 3Q 2020 (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 12 ($ in millions) 3Q 2021 2Q 2021 3Q 2021 vs. 2Q 2021 3Q 2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Sales $2,348 $2,188 7% $1,529 $6,356 $4,382 45% Operating Income $601 $435 38% $42 $1,236 $135 816% EBITDA $777 $605 28% $209 $1,749 $623 181%

Olefins Segment Performance 6 Third Quarter 2021 vs. Second Quarter 2021 + Higher polyethylene sales prices and margins from continuing consumer demand for essential everyday packaging and healthcare products – Impact of Hurricane Ida Third Quarter 2021 vs. Third Quarter 2020 + Significantly higher sales prices and margins for all of our products, driven by solid global demand for packaging and healthcare products – Impact of planned maintenance outages +4.5% +0.8% Olefins Segment 3Q 2021 vs. 2Q 2021 +88.1% +3.6% Olefins Segment 3Q 2021 vs. 3Q 2020 (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 12 ($ in millions) 3Q 2021 2Q 2021 3Q 2021 vs. 2Q 2021 3Q 2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Sales $707 $671 5% $369 $1,915 $1,157 66% Operating Income $281 $277 1% $51 $738 $138 435% EBITDA $317 $316 0% $86 $849 $244 248%

Westlake’s sustainability report can be found at https://www.westlake.com/sustainability Commitment to Corporate Social Responsibility is Formed by Five Longstanding Core Values 7

EXHIBIT 99.2

Advancing Sustainability

Developing Green Products

Westlake offers certified climate-friendly caustic soda utilizing renewable energy Guarantees of Origin (GOs). The CO_2 footprint of this low-carbon caustic soda introduced to the European market under the brand name **GreenVin** is reduced by more than 30% compared to conventional caustic soda. Westlake offers **PVC Oriented Pipe** delivering PVC pipe that uses less material while delivering the enhanced strength and capabilities of current PVC pipes. Through the acquisition of Dimex, one of the largest processors of post-industrial recycled plastic material in the United States, Westlake expands product portfolio to include a variety of consumer products. We are continuing to develop products that are in line with our sustainability goals while meeting the need for greener products.



Sustainable Products
Communications to Engage Constituencies
ESG Ratings Engagement
Trade Association Voice
Proactive Environmental Site Footprint
Westlake Sustainability

Protecting the Environment

Westlake has numerous programs designed to promote safe, ethical, environmentally and socially responsible practices including: a worldwide recycling program, operating in an energy efficient manner and reducing water usage and emissions. As discussed in our sustainability report, over a five year period, Westlake has reduced Sulphur Dioxide emissions to almost zero, reduced energy usage per ton of global production and achieved a nearly 30% reduction on CO_2 emissions.

Participating in Multi-Industry Associations for Environmental Protection

Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls' sustainable impact in the world, along with many other initiatives.

ALLIANCE TO END PLASTIC WASTE

FPA Flexible Packaging Association

MRFF MATERIALS RECOVERY FOR THE FUTURE

MEMBER VSC VINYL SUSTAINABILITY COUNCIL

PARTICIPATING IN +VANTAGE vinyl™

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Financial Reconciliations

Consolidated Statements of Operations 10 Three months ended June 30, Three months ended September 30, Nine months ended September 30, 2021 2021 2020 2021 2020 (In millions of dollars, except per share data) Net sales $ 2,859 $ 3,055 $ 1,898 $ 8,271 $ 5,539 Cost of sales 1,987 2,037 1,650 5,872 4,839 Gross profit 872 1,018 248 2,399 700 Selling, general and administrative expenses 125 122 108 383 332 Amortization of intangibles 27 29 27 83 81 Restructuring, transaction and integration-related costs - 6 34 6 36 Income from operations 720 861 79 1,927 251 Interest expense (36) (61) (37) (130) (108) Other income, net 10 13 12 35 32 Income before income taxes 694 813 54 1,832 175 Provision for (benefit from) income taxes 158 193 (15) 423 (75) Net income 536 620 69 1,409 250 Net income attributable to noncontrolling interests 14 13 12 38 33 Net income attributable to Westlake Chemical Corporation $ 522 $ 607 $ 57 $ 1,371 $ 217 Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 4.06 $ 4.71 $ 0.45 $ 10.65 $ 1.69 Diluted $ 4.04 $ 4.69 $ 0.45 $ 10.60 $ 1.69

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities 11 Three months ended June 30, Three months ended September 30, Nine months ended September 30, 2021 2021 2020 2021 2020 (In millions of dollars) Net cash provided by operating activities $ 617 $ 755 $ 357 $ 1,637 $ 866 Changes in operating assets and liabilities and other (67) (109) (230) (178) (462) Deferred income taxes (14) (26) (58) (50) (154) Net income 536 620 69 1409 250 Less: Other income, net 10 13 12 35 32 Interest expense (36) (61) (37) (130) (108) Benefit from (provision for) income taxes (158) (193) 15 (423) 75 Income from operations 720 861 79 1,927 251 Add: Depreciation and amortization 202 203 196 600 577 Other income, net 10 13 12 35 32 EBITDA $ 932 $ 1,077 $ 287 $ 2,562 $ 860

Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) 12 Three months ended June 30, Three months ended September 30, Nine months ended September 30, 2021 2021 2020 2021 2020 (In millions of dollars) Vinyls EBITDA $ 605 $ 777 $ 209 $ 1,749 $ 623 Less: Depreciation and Amortization 163 166 160 486 467 Other Income (Expenses) 7 10 7 27 21 Vinyls Operating Income (Loss) 435 601 42 1,236 135 Olefins EBITDA 316 317 86 849 244 Less: Depreciation and Amortization 37 36 34 109 104 Other Income (Expenses) 2 - 1 2 2 Olefins Operating Income (Loss) 277 281 51 738 138 Corporate EBITDA 11 (17) (8) (36) (7) Less: Depreciation and Amortization 2 1 2 5 6 Other Income (Expenses) 1 3 4 6 9 Corporate Operating Income (Loss) 8 (21) (14) (47) (22) Vinyls Operating Income (Loss) 435 601 42 1,236 135 Olefins Operating Income (Loss) 277 281 51 738 138 Corporate Operating Income (Loss) 8 (21) (14) (47) (22) Total Operating Income (Loss) $ 720 $ 861 $ 79 $ 1,927 $ 251

Quarterly Industry Pricing

EXHIBIT 99.2

Average Quarterly Industry Prices [1]

	Quarter Ended				
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Average domestic prices					
Natural gas ($/MMBtu) [2]	2.0	2.7	2.8	2.9	4.0
Ethane (cents/lb) [3]	7.4	7.1	8.1	8.7	11.7
Propane (cents/lb) [4]	11.9	13.5	21.2	20.7	27.6
Ethylene (cents/lb) [5]	19.3	24.0	45.1	43.0	48.0
Polyethylene (cents/lb) [6]	61.0	67.7	78.0	99.0	109.0
Styrene (cents/lb) [7]	53.8	59.6	76.5	90.5	82.0
Caustic soda ($/short ton) [8]	697	653	648	755	825
Chlorine ($/short ton) [9]	176	193	234	309	443
PVC (cents/lb) [10]	73.3	84.5	92.8	105.0	109.0
Average export prices					
Polyethylene (cents/lb) [11]	45.7	53.2	76.3	89.7	86.0
Caustic soda ($/short ton) [12]	260	219	249	333	364
PVC (cents/lb) [13]	38.5	55.4	67.8	77.8	74.1

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Burner Tip contract prices of natural gas over the period.
3) Average Mont Belvieu spot prices of purity ethane over the period.
4) Average Mont Belvieu spot prices of non-TET propane over the period.
5) Average North American spot prices of ethylene over the period.
6) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
7) Average North American contract prices of styrene over the period.
8) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
9) Average North American contract prices of chlorine over the period.
10) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
11) Average North American export price for low density polyethylene GP-Film grade over the period.
12) Average North American low spot export prices of caustic soda over the period.
13) Average North American spot export prices of PVC over the period.

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Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding PVC, polyethylene, building products and caustic soda pricing and demand, continued recovery in key end markets, our cost control and efficiency efforts, our ability to deliver end-use building products to consumers, our ability to capture integrated chain margin, our development of additional green products in the future and our reduction in carbon impact. Actual results may differ materially depending on factors, including, but not limited to, the following: the effects of our recently completed acquisitions, including our future financial condition, results of operations, strategy and plans; and expected synergies and other benefits from the acquisitions and our ability to realize such synergies and other benefits; general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East and elsewhere; uncertainties associated with pandemic infectious diseases, particularly COVID-19; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks); changes in laws or regulations, including trade policies; technological developments; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer 15